UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

	19500 SW 90th Court, Tualatin, Oregon	97062
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-692-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

microHelix, Inc. and its wholly owned subsidiary, Moore Electronics, Inc., entered into a Fourth Modification to Amended and Restated Loan and Security Agreement (the "Agreement") on April 17, 2006 with BFI Business Finance that increases the maximum account advance and maximum loan amount available to microHelix to $2.0 million, and amended certain other terms of the Agreement.

microHelix, Inc. and Moore Electronics, Inc. also executed a Secured Promissory Note on April 17, 2006 in favor of BFI Business Finance in the maximum amount of $152,000, with the actual principal to be outstanding from time to time to be based upon certain purchaser orders. The Secured Note matures on June 15, 2006.

Item 9.01.  Financial Statements and Exhibits.

(a)	Exhibits. The following document is filed as an exhibit to this Form 8-K:
10.1	Fourth Modification to Amended and Restated Loan and Security Agreement effective April 17, 2006 between microHelix, Inc., Moore Electronics, Inc. and BFI Business Finance

10.2	Secured Promissory Note dated April 17, 2006 between microHelix, Inc. and Moore Electronics, Inc., and BFI Business Finance

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc. (Registrant)

Date: April 20, 2006	/s/ Tyram H. Pettit
Tyram H. Pettit
President and Chief Executive Officer